UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/05/2005

Patriot Motorcycle Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-75791

Nevada	13-3961109
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1062 Calle Negocio, Suite F
San Clemente, CA 92673
(Address of Principal Executive Offices, Including Zip Code)

949 488 0434
(Registrant’s Telephone Number, Including Area Code)

Royal Financial Corporation

930 Calle Negocio, Suite A

San Clemente, CA 92673
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.02.    Unregistered Sales of Equity Securities

On October 5, 2005, Patriot Motorcycle Corporation ("Patriot") completed the sale of an additional 240,700 shares of common stock completing a private placement, which totaled 1,507,530 shares. The Managing Dealer for the private placement was Brookstreet Securities Corporation. The offering price was $16.00 per Unit. Each Unit consists of four shares of the Company's common stock plus one warrant to purchase a share of common stock. The warrants are exercisable until October 5, 2008. The exercise price is $9.00 per share, subject to an adjustment based upon market fluctuations, but in no event less than $5.00 per share.

The Company paid the Managing Dealer an 8% retail sales commission, and a 2% non-accountable marketing allowance. The Company will also pay the Managing Dealer a cash commission of 6% of the total funds received by the Company upon the exercise of the warrants. The Managing Dealer received warrants to exercisable until October 5, 2010 to purchase 226,130 shares of common stock at an exercise price of $4.00 per share.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Patriot Motorcycle Corporation

Date: October 05, 2005.	By:	/s/ David M. Gernak
David M. Gernak
Chief Financial Officer & Treasurer